                            SCHEDULE 14A INFORMATION

                                 Proxy Statement
                        Pursuant to Section 14(a) of the
             Securities Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                            Jerry's Famous Deli, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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          *Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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     4)   Date Filed:

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

                           JERRY'S FAMOUS DELI, INC.
                       12711 VENTURA BOULEVARD, SUITE 400
                         STUDIO CITY, CALIFORNIA 91604
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 27, 1998

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Jerry's Famous Deli, Inc. (the "Annual Meeting") will be held at the Jerry's Famous Deli, Inc. restaurant located at 10923-10925 Weyburn Avenue, Los Angeles, California 90024, on May 27, 1998 at 10:00 a.m., Pacific Time, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

     (1) To elect six members to the Board of Directors to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualify.

     (2) To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the fiscal year ending December 31, 1998.

     (3) To transact such other business and to consider and take action upon any and all matters that may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 17, 1998, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's executive office, located at the address set forth above.

     All shareholders are invited to attend the Annual Meeting in person.

                                          By Order of the Board of Directors

                                          Isaac Starkman
                                          Chief Executive Officer

Studio City, California
April 30, 1998

                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

                           JERRY'S FAMOUS DELI, INC.
                       12711 VENTURA BOULEVARD, SUITE 400
                         STUDIO CITY, CALIFORNIA 91604
                                 (818) 766-8311
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                     APPROXIMATE DATE PROXY MATERIAL FIRST
                      SENT TO SHAREHOLDERS: APRIL 30, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Jerry's Famous Deli, Inc. (the "Company") in connection with the Annual Meeting of Shareholders (the "Annual Meeting") and adjournments thereof to be held on May 27, 1998 at the Westwood Jerry's Famous Deli restaurant located at 10923-10925 Weyburn Avenue, Los Angeles, California 90024, at 10:00 a.m., Pacific Time.

     Shareholders are requested to complete, date and sign the accompanying proxy and return it promptly to the Company. Any proxy given may be revoked by a shareholder at any time before it is voted at the Annual Meeting and all adjournments thereof by filing with the Secretary of the Company a notice in writing revoking it, or by duly executing and submitting a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Annual Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted FOR the election of all six of the nominee-directors specified herein and FOR the ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for fiscal year 1998, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is a director of the Company.

     Under the Company's bylaws and California law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to ratify the selection of Coopers & Lybrand L.L.P. will have no effect on the vote for such proposal except to the extent the number of abstentions causes the number of shares voted in favor of the proposal not to equal or exceed a majority of the quorum required for the Annual Meeting.

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of stock. Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by telegraph but will not be separately compensated for such solicitation services.

     Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Annual Meeting and to vote in person. Any shareholder giving a proxy has a right to revoke it at any time by either (i) a later-dated proxy, (ii) a written revocation sent to and received by the Secretary of the Company prior to the Annual Meeting, or (iii) attendance at the Annual Meeting and voting in person.

                          SHAREHOLDERS' VOTING RIGHTS

     Only holders of record of the Company's Common Stock, no par value ("Common Stock"), at the close of business on April 17, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 15,144,664 shares of Common Stock outstanding, with one vote per share.

     With respect to election of directors, assuming a quorum is present, the six candidates receiving the highest number of votes are elected. See "Nomination and Election of Directors; Cumulative Voting." To ratify the appointment of Coopers & Lybrand L.L.P., assuming a quorum is present, the affirmative vote of shareholders holding a majority of the voting power represented and voting at the meeting is required. A quorum is the presence in person or by proxy of shares representing a majority of the voting power of the Common Stock.

                           STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of the Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each other executive officer of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

                                                          SHARES BENEFICIALLY OWNED(1)
                                                          ----------------------------
                                                          NUMBER OF     PERCENTAGE OF
                 NAME(S) AND ADDRESS(2)                     SHARES         CLASS(3)
                 ----------------------                   ----------    --------------
Isaac and Carolyn Starkman(4)...........................  6,460,000         42.31%
Guy Starkman(5).........................................    291,667          1.91%
Jason Starkman(6).......................................    266,667          1.75%
Paul Gray(7)............................................      6,000             *
Stanley Schneider(8)....................................      6,000             *
Kenneth J. Abdalla(9)...................................  1,952,692         12.84%
Ami Saffron(10).........................................     20,833             *
Ronald W. Burkle Foundation(11).........................  1,729,951         11.42%
All Directors and executive officers as a group (8
  persons)..............................................  9,028,526         57.69%

---------------
  *  Less than 1%

 (1) The persons named in the table, to the Company's knowledge, have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder. Shares of Common Stock which a person has the right to acquire within 60 days are deemed beneficially owned by that person.

 (2) The shareholders' address is at the Company's principal executive offices at 12711 Ventura Boulevard, Suite 400, Studio City, California 91604.

 (3) Shares of Common Stock which a person had the right to acquire within 60 days are deemed outstanding in calculating the percentage ownership of the person, but not deemed outstanding as to any other person.

 (4) Consists of 6,335,000 shares which are held of record in The Starkman Family Trust, a revocable trust of which Isaac Starkman and his wife, Carolyn Starkman, are the Trustees, and currently exercisable stock options for 125,000 shares. Guy and Jason Starkman are potential beneficiaries under this trust.

 (5) Consists of 150,000 shares of Common Stock and currently exercisable stock options for 141,667 shares of Common Stock.

 (6) Consists of 150,000 shares of Common Stock and currently exercisable stock options for 116,667 shares of Common Stock.

 (7) Consists of currently exercisable options for 6,000 shares.

 (8) Consists of currently exercisable options for 6,000 shares.

 (9) Consists of 200,000 shares of Common Stock held of record by Kenneth Abdalla, 107,698 shares of Common Stock held by Yucaipa Waterton Deli Investors, LLC ("Yucaipa"), 1,579,994 shares of Common Stock held by Jerry's Investors, LLC ("JILLC"), and currently exercisable warrants for 65,000 shares of Common Stock held by Waterton Management LLC ("Waterton"). As a result of Waterton's status as the manager of Yucaipa and JILLC, and Mr. Abdalla's status as the manager of Waterton, Mr. Abdalla may be deemed to have shared dispositive and voting power with respect to the shares held by Yucaipa, JILLC and Waterton. However, Mr. Abdalla disclaims beneficial ownership of such shares.

(10) Consists of currently exercisable options for 20,833 shares.

(11) As reported on a Schedule 13D filed by the Ronald W. Burkle Foundation on March 25, 1998. According to such Schedule 13D, the Ronald W. Burkle Foundation has sole voting power and sole dispositive power with respect to all of these shares. Mr. Abdalla, President and director of the Company, is a Director of the Ronald W. Burkle Foundation.

     The Company knows of no contractual arrangements which may at a subsequent date result in a change in control of the Company.

            NOMINATION AND ELECTION OF DIRECTORS; CUMULATIVE VOTING

     The Company's directors are to be elected at each annual meeting of shareholders. At this Annual Meeting, six directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualify. The nominees for election as directors at this Annual Meeting set forth in the table below are all recommended by and all currently serve as members of the Board of Directors of the Company.

     In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

     The six nominee-directors receiving the highest number of votes cast at the Annual Meeting will be elected as the Company's directors. Subject to certain exceptions specified below, shareholders of record on the Record Date are entitled to cumulate their votes in the election of the Company's directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a given candidate for director unless such candidate's name has been placed in nomination prior to the vote and the shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder's intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

     The following table sets forth certain information concerning the nominees for election as directors (all of such nominees being continuing members of the Company's present Board of Directors):

        NOMINEE(1)                             PRINCIPAL OCCUPATION                    AGE
        ----------                             --------------------                    ---
Isaac Starkman.............  Chairman of the Board, Chief Executive Officer and        60
                               Secretary of the Company
Guy Starkman...............  Director of Operations and Vice-President of the Company  27
Jason Starkman.............  Management Information Systems Director and Vice-         24
                               President of the Company
Paul Gray..................  President and Tax Partner of Brenner, Leavitt & Gray      42
Stanley Schneider..........  Managing Partner of Gursey, Schneider & Co. LLP           62
Kenneth J. Abdalla.........  President of the Company and managing member of Waterton  34
                               Management, LLC

---------------
(1) The Executive Committee of the Board of Directors acts as the Nominating Committee of the Board of Directors. The nominees for election as directors at this Annual Meeting were selected by the Executive Committee of the Board of Directors of the Company.

     Mr. Isaac Starkman founded Jerry's Famous Deli in 1978 with his then partner, Jerry Seidman, whose interest Mr. Starkman purchased in 1984. Mr. Starkman has been Chief Executive Officer of the Company since February 1984. He has been the Chairman of the Board of Directors of the Company since the creation of the position in January 1995 and a director of the Company since 1978. Mr. Starkman maintains a direct involvement in the day-to-day operations of the Company and is the primary architect of the Company's expansion program. In 1971, Mr. Starkman founded Aquarius Concession Co., a national theater concessionaire (whose headquarters are in New York) which he still partially owns. Mr. Starkman began his career in the food services industry in 1965 as a field manager for Ogden Foods. Mr. Starkman was born and raised in Israel where he served as a Lieutenant in the Israeli Defense Force.

     Mr. Guy Starkman is the son of Isaac Starkman, and has been involved with the general operations of the Company since 1987. He became employed by the Company on a full-time basis in 1989, and has been a director of the Company since January 1995. He has been a Director of Operations since 1989 and Vice-President of the Company since January of 1995. Mr. Starkman is generally responsible for the overall operations of the restaurants. Specifically, Mr. Starkman negotiates with vendors, reviews purchases at each restaurant, oversees the delivery fleet and participates in major personnel decisions. Mr. Starkman studied Business Administration at the University of Southern California.

     Mr. Jason Starkman is the son of Isaac Starkman, and has been involved with the general operations of the Company since 1989. He became employed by the Company on a full-time basis as Management Information Systems Director in June 1992, in which position he has been directly responsible for the automation of the Company's restaurant information systems. He has been a director and Vice-President of the Company since January 1995.

     Mr. Paul Gray became a director of the Company in January 1995. Mr. Gray co-founded Brenner, Leavitt & Gray, an accountancy corporation in Woodland Hills, California in 1988, where he is President and a Tax Partner. Prior to 1993, Brenner, Leavitt & Gray served as the Company's independent public accountants. Between 1980 and 1988, Mr. Gray was a staff accountant and a partner at Maidy, Biller, Frith-Smith & Brenner in Santa Monica, California. Between 1979 and 1980, Mr. Gray was a staff accountant at Grant Thornton in Newport Beach, California. Mr. Gray obtained a Bachelors and a Masters of Accounting at Brigham Young University in 1977 and 1978, respectively.

     Mr. Stanley Schneider became a director of the Company in June 1995. He is a founding member and the managing partner of Gursey, Schneider & Co. LLP, an independent public accounting firm founded in 1964 specializing in general accounting services, litigation support, audits, tax consulting and compliance as well as business management and management advisory services. Mr. Schneider serves as a director of Perceptronics, Inc., a Woodland Hills, California based high-tech defense firm, Chicago Pizza, Inc., a multi-unit restaurant chain, Golden West Baseball Co., the co-owner of the American League Anaheim Angels, The

Autry Museum of Western Heritage and P.A.T.H., an organization dedicated to helping the homeless in Los Angeles. Mr. Schneider obtained a Bachelor of Science degree in Accounting from the University of California at Los Angeles in 1958.

     Mr. Kenneth Abdalla became a director of the Company in December 1996 and President of the Company on March 27, 1997. As President of the Company, Mr. Abdalla has provided and will continue to provide limited services to the Company in connection with restaurant acquisitions through December 31, 1998, as described in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. Mr. Abdalla is the founder and managing member of Waterton Management, LLC, a private investment firm established in July 1995. Mr. Abdalla also currently serves as a director of Xing Technology and GTI Telecom. Prior to July 1995, Mr. Abdalla was a Vice President at Salomon Brothers, Inc., where he managed a team of professionals in the private investment department. Mr. Abdalla obtained a Bachelor of Science degree from the University of the Pacific in 1986.

     The terms of all directors will expire at the next annual meeting of shareholders or when their successors are elected and qualified. The Board of Directors may fill interim vacancies of directors. Each officer is elected by and serves at the discretion of, the Board of Directors, subject to the terms of any employment agreement.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                         AND CERTAIN COMMITTEES THEREOF

     The business of the Company's Board of Directors is conducted through full meetings of the Board, as well as through meetings of its committees. Set forth below is a description of the committees of the Board.

     The Audit Committee reviews and reports to the Board on various auditing and accounting matters, including the annual audit report from the Company's independent public accountants. The Audit Committee consists of Paul Gray and Stanley Schneider. Mr. Gray is the Chairman of the Audit Committee. The Audit Committee held two meetings during 1997.

     The Stock Option Committee administers and determines appropriate awards under the Company's 1995 Stock Option Plan. See "Executive Compensation and Other Matters -- Stock Option Plan." The Stock Option Committee consists of Paul Gray and Stanley Schneider. Mr. Schneider is the Chairman of the Stock Option Committee. The Stock Option Committee held two meetings during 1997.

     The Executive Committee has the authority to act on behalf of the full Board of Directors in between meetings of the Board, except that the Executive Committee does not have the authority to amend the Company's Articles of Incorporation, as amended (the "Articles"), or the Bylaws of the Company, adopt an agreement of merger or consolidation, recommend to the shareholders a dissolution of the Company or a revocation of dissolution or remove or indemnify a director. To the extent authorized by the Board of Directors, the Executive Committee is also authorized to declare dividends of the Company and to issue shares of authorized and unissued Common Stock or any series of Preferred Stock of the Company. The Executive Committee also acts as the Nominating Committee to nominate officers and directors of the Company for election. The Executive Committee consists of Isaac Starkman, Guy Starkman and Jason Starkman. Isaac Starkman is the Chairman of the Executive Committee. The Executive Committee held no meetings during 1997.

     There were four meetings of the Board of Directors of the Company during 1997. Each of the directors of the Company attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the period in which he was a director and the total number of meetings held by all committees of the Board of Directors on which he served during such period.

COMPENSATION OF BOARD OF DIRECTORS

  Fees.

     Prior to June 1995, directors had not received any cash compensation for serving on the Board of Directors. Beginning on such date, the Company began paying fees to its non-officer and non-employee directors for serving on the Board of Directors and for their attendance at Board and committee meetings. The Company pays each non-officer and non-employee director an annual fee of $1,000, plus $750 per board or committee meeting attended in person, $400 per telephonic board meeting over 30 minutes, $200 per telephonic board meeting under 30 minutes, $500 per committee meeting in person, $300 per telephonic committee meeting over 30 minutes, and $100 per telephonic committee meeting under 30 minutes.

  Option Plan.

     For options granted to certain of the Company's directors pursuant to the Company's 1995 Stock Option Plan, see "Executive Compensation and Other
Matters -- Stock Option Plan -- Options to Non-Employee Directors" and "-- Grant of Options."

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Pursuant to provisions of the California General Corporation Law (the "CGCL"), the Articles include a provision which limits the personal liability of a director to the Company and its shareholders for monetary damages to the fullest extent permissible under California law. Liability is not eliminated for
(i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that such director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which such director derived an improper personal benefit or in which such director has a material financial interest, (iv) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Company or its shareholders, (v) acts or omissions constituting an unexcused pattern of inattention to the director's duty to the Company or its shareholders, or (vi) unlawful distributions, loans or guarantees pursuant to Section 316 of the CGCL. The provision does not eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding the fact that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the Board of Directors of the Company.

     The Articles authorize the Company to indemnify its officers, directors and other agents to the fullest extent permitted by California law. The Articles also authorize the Company to indemnify its officers, directors and agents for breach of duty to the Company and its shareholders through bylaw provisions, agreements or both, in excess of the indemnification otherwise provided under California law, subject to certain limitations. The Company has entered into indemnification agreements with its non-employee directors whereby the Company will indemnify each such person (an "indemnitee") against certain claims arising out of certain past, present or future acts, omissions or breaches of duty committed by an indemnitee while serving in his employment capacity. Such indemnification does not apply to acts or omissions which are knowingly fraudulent, deliberately dishonest or arise from willful misconduct. Indemnification will only be provided to the extent that the indemnitee has not already received payments in respect of a claim from the Company or from an insurance company. The Company maintains a directors' and officers' liability policy insuring directors and officers of the Company.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

  Summary Compensation Table

     The following table sets forth information concerning compensation of the Chief Executive Officer and the three most highly compensated executive officers of the Company other than the Chief Executive Officer whose salary and bonus compensation were at least $100,000 in the fiscal year ended December 31, 1997 (sometimes collectively referred to herein, with the Chief Executive Officer, as the "Named Executives"), for the fiscal years ended December 31, 1997, 1996 and 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                        ANNUAL COMPENSATION(2)      --------------
                                                        ----------------------      STOCK OPTIONS
        NAME AND PRINCIPAL POSITION(1)          YEAR     SALARY        BONUS           (SHARES)
        ------------------------------          ----    ---------    ---------      --------------
Isaac Starkman................................  1997    $376,250     $ 98,427(3)       125,000
  Chief Executive Officer and                   1996    $390,000     $148,511(4)             0
  Chairman of the Board                         1995    $690,785            0                0
Guy Starkman..................................  1997    $121,875     $ 24,752(5)        75,000
  Vice-President and                            1996    $125,000     $ 47,600(6)             0
  Director of Operations                        1995    $125,008            0          150,000
Ami Saffron...................................  1997    $118,512            0           22,500
  Vice President -- Development                 1996    $109,800            0            7,500
                                                1995    $ 81,640            0           20,000
Jason Starkman................................  1997    $ 87,750     $ 15,022(7)        50,000
  Vice-President and Director                   1996    $ 90,000     $ 34,272(8)             0
  of Management Information Systems             1995    $ 90,012            0          150,000

---------------
(1) No other executive officer received salary and bonuses in excess of $100,000 in 1997, 1996 or 1995.

(2) The amounts shown above do not include the value of perquisites and other personal benefits, including gasoline costs, car telephone costs, automobile insurance costs, health insurance for Mr. Isaac Starkman's spouse, salary for a personal secretary and personal accounting services, which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of the named executives.

(3) For the year ended December 31, 1997, Mr. Isaac Starkman received $98,427 of the $174,379 bonus to which he was entitled under his employment agreement, and waived the balance of such bonus.

(4) For the year ended December 31, 1996, Mr. Isaac Starkman received $148,511 of the $192,165 bonus to which he was entitled under his employment agreement, and waived the balance of such bonus.

(5) For the year ended December 31, 1997, Mr. Guy Starkman received $24,752 of the $49,096 bonus to which he was entitled under his employment agreement and waived the balance.

(6) For the year ended December 31, 1996, Mr. Guy Starkman received $47,600 of the $61,591 bonus to which he was entitled under his employment agreement, and waived the balance of such bonus.

(7) For the year ended December 31, 1997, Mr. Jason Starkman received $15,022 of the $32,540 bonus to which he was entitled under his employment agreement, and waived the balance.

(8) For the year ended December 31, 1996, Mr. Jason Starkman received $34,272 of the $44,346 bonus to which he was entitled under his employment agreement, and waived the balance of such bonus.

  Options

     Option Grants During 1997. The following sets forth information concerning the grant of stock options during the last fiscal year to the Named Executives under the Company's Stock Option Plan. See "-- Stock Option Plan."

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE VALUE AT
                                                                                        ASSUMED ANNUAL RATES OF
                                                                                        STOCK PRICE APPRECIATION
                                     INDIVIDUAL GRANTS                                      FOR OPTION TERM
                       ----------------------------------------------                ------------------------------
                             (B)             (C)             (D)           (E)           (F)                (G)
                          NUMBER OF       % OF TOTAL      EXERCISE
                         SECURITIES        OPTIONS           OR
                         UNDERLYING       GRANTED TO        BASE
         (A)               OPTIONS       EMPLOYEES IN       PRICE       EXPIRATION
        NAME             GRANTED(#)      FISCAL YEAR       $/SHARE         DATE         5%($)             10%($)
        ----           ---------------   ------------   -------------   ----------   -----------        -----------
Isaac Starkman.......      125,000            37                $2.75    Jun 2007      222,410            586,796
Guy Starkman.........       75,000            22          50,000/4.95    Jan 2002       70,131            159,714
                                                          25,000/2.75    Jun 2007       44,482            117,359
Jason Starkman.......       50,000            15                 4.95    Jan 2002       70,131            159,714
Ami Saffron..........       22,500             7          15,000/4.50    Jan 2007       43,673            115,225
                                                           7,500/2.28    Dec 2007       11,064             29,190

     Option Exercises in 1997 and Current Option Values. No options were exercised by the Named Executives during the last fiscal year. The following table provides certain information concerning unexercised options held as of December 31, 1997, by the Named Executives who held options at the end of 1997:

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUES

                                                                    (D)                            (E)
                                                           NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED              IN-THE-MONEY
         (A)                                                    OPTIONS AT                     OPTIONS AT
                            (B)              (C)           DECEMBER 31, 1997(#)          DECEMBER 31, 1997($)(1)
                      SHARES ACQUIRED       VALUE       ---------------------------    ---------------------------
        NAME           UPON EXERCISE     REALIZED($)    EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
        ----          ---------------    -----------    -----------   -------------    -----------   -------------
Isaac Starkman.......       -0-              -0-          125,000             --           -0-            -0-
Guy Starkman.........       -0-              -0-          125,000        100,000           -0-            -0-
Jason Starkman.......       -0-              -0-          100,000        100,000           -0-            -0-
Ami Saffron..........       -0-              -0-           15,833         34,167           -0-           $225

---------------
(1) The value of the "in-the-money" options represents the difference between the exercise price of such options and $2.3125, the closing sale price of the Common Stock on December 31, 1997.

OPTION REPRICING DURING FISCAL 1997

     On January 22, 1997, all stock options granted in August and October of 1996 were canceled and reissued at exercise prices of $4.50 per share for certain officers and employees and $4.95 per share for certain executive officers. The following table provides certain information with respect to options repriced held by each of the Named Executives.

                           TEN-YEAR OPTION REPRICING

                                                          MARKET                                LENGTH OF
                                              NUMBER       PRICE       EXERCISE                  ORIGINAL
                                             OF STOCK     AT TIME      PRICE AT       NEW         OPTION
                                  DATE OF     OPTIONS       OF         TIME OF      EXERCISE       TERM
       NAME AND POSITION         REPRICING   REPRICING   REPRICING   REPRICING(1)   PRICE(2)   REMAINING(3)
       -----------------         ---------   ---------   ---------   ------------   --------   ------------
Isaac Starkman.................        --         --          --           --           --             --
  Chairman of the Board and
     Chief Executive Officer
Guy Starkman...................   1/22/97     50,000       $4.50        $9.90        $4.95      4.6 years
  Vice President
Jason Starkman.................   1/22/97     50,000       $4.50        $9.90        $4.95      4.6 years
  Vice President
Ami Saffron....................   1/22/97     15,000       $4.50        $9.00        $4.50      9.6 years
  Vice President -- Development

---------------
(1) The original exercise price of each option was the market price of the common stock of the Company on the date of the original grant.

(2) The new exercise price of each amended option is the market price of the common stock of the Company on the effective date of repricing, except that the exercise price for Guy Starkman and Jason Starkman is equal to 110% of the market price of the common stock of the Company on the effective date of repricing.

(3) The amount of time remaining before the original stock option would have expired. The term of the stock options issued in the repricing commenced on January 22, 1997 and terminates five years from the date thereof for Guy Starkman and Jason Starkman, and 10 years from the date thereof for Ami Saffron.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Isaac Starkman, commencing June 1, 1995 and ending June 1, 1997. The Company assigned the employment agreement to JFD, Inc., a wholly-owned subsidiary of the Company, effective September 1, 1995. Pursuant to such agreement, Mr. Starkman was required to devote a substantial majority of his time to the Company as its Chief Executive Officer. Under such agreement, Mr. Starkman's base salary was $390,000 per year and he was entitled to a bonus in an amount equal to a percentage of his base salary, determined as the percentage of growth of the Company's annual earnings before interest, taxes, depreciation and amortization ("EBITDA") for the most recently ended fiscal year as compared with the Company's annual EBITDA for the fiscal year immediately prior to the most recently ended fiscal year. The employment agreement for Isaac Starkman was amended and extended effective as of July 1, 1997. The terms of the amended agreement reduced the annual base salary, effective as of October 1, 1997, to $335,000 per year and extended the term of the employment agreement until December 31, 2000. Pursuant to the amended agreement, Mr. Starkman is entitled to a bonus equal to 10% of the Company's net after-tax profits, calculated in accordance with generally accepted accounting principles. The amended agreement also provided for the issuance to Mr. Starkman of non-qualified options for 125,000 shares of Common Stock on each of June 30, 1997, January 2, 1998 and January 2, 1999, at an exercise price equal to 110% of the fair market value of the Common Stock on June 30, 1997, and at 101% of the fair market value of the Common Stock on January 2, 1998 and January 2, 1999. The agreement is terminable for: (i) fraud, embezzlement or personal dishonesty against the Company; (ii) conviction of a felony; (iii) willful misconduct or gross negligence in connection with his service to the Company; (iv) mutual agreement between Mr. Starkman and the Company; or (v) death or physical or mental disability which results in the inability of Mr. Starkman to perform the required services for three consecutive months. Mr. Starkman is authorized to continue his historic involvement with certain concession and souvenir businesses in New York and other business ventures in which he currently has an ownership interest.

Mr. Starkman is also authorized to participate in existing family businesses, to the extent such participation does not interfere with the performance of his duties for the Company.

     The Company entered into employment agreements with each of Guy and Jason Starkman, commencing June 1, 1995 and ending June 1, 1998. The Company assigned the employment agreements to JFD, Inc., a wholly-owned subsidiary of the Company, effective September 1, 1995. Each of Guy and Jason Starkman is required to devote his full time to the Company in the positions of Vice-President and Director of Operations and Vice-President and Management Information Systems Director, respectively. Pursuant to the employment agreements, Guy Starkman earned a base salary of $125,000 per year, and Jason Starkman earned a base salary of $90,000 per year. In addition, each of them was entitled to an annual bonus in an amount equal to a percentage of his base salary, determined as the percentage of growth of EBITDA for the most recently ended fiscal year over the fiscal year ended immediately prior to the most recently ended fiscal year. The total compensation payable to each of Guy or Jason Starkman was not to exceed $250,000 per year during the term of the employment agreement. Effective July 1, 1997, the employment agreements of Guy and Jason Starkman were amended and extended. The terms of the amended agreement reduced the annual base salary, effective as of October 1, 1997, to $112,500 for Guy Starkman and to $81,000 for Jason Starkman. The terms of their agreements were also extended until December 31, 2000. In addition, pursuant to this amended agreement, Guy Starkman is entitled to a bonus equal to 2% of the Company's net after-tax profits, calculated in accordance with generally accepted accounting principles. No specified bonus formula is provided in the amended employment agreement of Jason Starkman. The amended agreement for Guy Starkman also provided for the issuance to Mr. Starkman of non-qualified options for 25,000 shares of Common Stock on each of June 30, 1997, January 2, 1998 and January 2, 1999, at an exercise price equal to 110% of the fair market value of the Common Stock on June 30, 1997, and at 101% of the fair market value of the Common Stock on January 2, 1998 and January 2, 1999. Events of termination are the same as under the employment agreement with Isaac Starkman described above. Guy and Jason Starkman are also authorized to participate in existing family businesses, to the extent such participation does not interfere with the performance of their duties for the Company.

     Each of the employment agreements for Messrs. Isaac Starkman, Guy Starkman, and Jason Starkman provide for severance payments in the event of a corporate change. A "corporate change" will be deemed to occur upon any of the following events: (a) a transaction in which the Company ceases to be an independent publicly owned corporation that is required to file quarterly and annual reports under the Securities Exchange Act of 1934, (b) a sale or other disposition of all or substantially all of the assets, or a majority of the outstanding capital stock, of the Company (including but not limited to the assets or stock of the Company's subsidiaries that results in all or substantially all of the assets or stock of the Company on a consolidated basis being sold), (c) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, or contested election for the Board, or combination of the foregoing, persons who were directors of the Company just prior to such event(s) shall cease to constitute a majority of the Board (d) any person, including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of the Company with respect to which twenty percent (20%) or more of the total number of votes for the election of the Board may be cast, (e) the Company's stockholders cause a change in the majority of the members of the Board within a twelve (12) month period, provided, however, that the election of one or more new directors shall not be deemed to be a change in the membership of the Board if the nomination of the newly elected directors was approved by the vote of three-fourths of the directors then still in office who were directors at the beginning of such twelve (12) month period, or (f) a tender offer or exchange offer is made for shares of the Company's common stock (other than one made by the Company) and shares of common stock are acquired thereunder.

     Following a corporate change of the Company, if any of Messrs. Isaac Starkman's, Guy Starkman's, or Jason Starkman's employment with the Company is terminated by such executive or by the Company during the next 12 months, the Company is obligated to pay such executive a lump sum payment equal to the sum of

(i) such executive's full annual base salary for the remaining term of the amended employment agreement and (ii) an amount equal to the higher of the annual bonus compensation earned by such executive for the last completed fiscal year or the annualized bonus compensation that would have been earned by such executive based upon the annualized net earnings of the Company from the beginning of the current year through the last completed month of the current year. In addition, Mr. Isaac Starkman shall receive any stock options which the Company has agreed to grant to Mr. Starkman, but which have not been granted as of the date of termination of Mr. Starkman's employment, all of which options shall be immediately exercisable at an exercise price equal to the fair market value of the common stock on the date of grant.

STOCK OPTION PLAN

     1995 Stock Option Plan. The 1995 Jerry's Famous Deli, Inc. Stock Option Plan (the "1995 Plan"), adopted by the Company's shareholders on June 28, 1995, is designed to promote and advance the interests of the Company and its shareholders by (1) enabling the Company to attract, retain, and reward managerial and other key employees and non-employee directors, and (2) strengthening the mutuality of interests between participants in the 1995 Plan and the shareholders of the Company in its long term growth, profitability and financial success by offering stock options. The 1995 Plan was amended in October 1996 to reflect certain amendments adopted by the Securities and Exchange Commission to its Rule 16(b) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").

     Summary of the 1995 Plan. The 1995 Plan empowers the Company to award or grant from time to time until December 31, 2004, to officers, directors and key employees of the Company and its subsidiaries, Incentive and Non-Qualified Stock Options (collectively, "Options") authorized by the Stock Option Committee of the Board of Directors (the "Committee") which administers the 1995 Plan.

     Administration. The 1995 Plan is administered by the Committee. The 1995 Plan provides that the Committee must consist of at least two directors of the Company who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. The Committee has the sole authority to construe and interpret the 1995 Plan, to make rules and procedures relating to the implementation of the 1995 Plan, to select participants, to establish the terms and conditions of Options and to grant Options, with broad authority to delegate its responsibilities to others, except with respect to the selection for participation of, and the granting of Options to, persons subject to Sections 16(a) and 16(b) of the Exchange Act. Non-employee directors are not eligible to receive discretionary Options under the 1995 Plan.

     Eligibility Conditions. All officers, directors, key employees and outside consultants of the Company and its subsidiaries and non-employee directors are eligible to receive Options under the 1995 Plan. Non-employee directors are only eligible to receive Non-Qualified Stock Options under the 1995 Plan. Except for Non-Qualified Stock Options granted to non-employee directors, the selection of recipients of, and the nature and size of, Options granted under the 1995 Plan will be wholly within the discretion of the Committee. Subject to specific formula provisions relating to the grant of options to non-employee directors and except with respect to the exercisability of Incentive Stock Options and the total shares available for option grants under the 1995 Plan, there is no limit on the number of shares of Common Stock or type of option in respect of which Options may be granted to or exercised by any person.

     Shares Subject to 1995 Plan. The maximum number of shares of Common Stock in respect of which Options may be granted under the Plan (the "Plan Maximum") is 2,000,000. For the purpose of computing the total number of shares of Common Stock available for Options under the 1995 Plan, the above limitations shall be reduced by the number of shares of Common Stock subject to issuance upon exercise or settlement of Options previously granted, determined at the date of the grant of such Options. However, if any Options previously granted are forfeited, terminated, settled in cash or exchanged for other Options or expire unexercised, the shares of Common Stock previously subject to such Options shall again be available for further grants under the 1995 Plan. The shares of Common Stock which may be issued to participants in the 1995 Plan upon exercise of an Option may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company. No fractional shares may be issued under the 1995 Plan.

     The maximum number of shares of Common Stock issuable upon the exercise of Options granted under the 1995 Plan is subject to appropriate equitable adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company.

     Transferability. No Option granted under the 1995 Plan, and no right or interest therein, shall be assignable or transferable by a participant except by will or the laws of descent and distribution.

     Term, Amendment and Termination. The 1995 Plan will terminate on December 31, 2004, except with respect to Options then outstanding. The Board of Directors of the Company may amend or terminate the 1995 Plan at any time, except that, to the extent restricted by Rule 16b-3 promulgated under the Exchange Act, as amended and in effect from time to time (or any successor rule), the Board of Directors may not, without approval of the shareholders of the Company, make any amendment that would increase the total number of shares covered by the 1995 Plan, change the class of persons eligible to receive Options granted under the 1995 Plan, reduce the exercise price of Options granted under the 1995 Plan or extend the latest date upon which Options may be exercised.

     Incentive Stock Options. Options designated as Incentive Stock Options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), in respect of up to the Plan Maximum may be granted under the 1995 Plan. The number of shares of Common Stock in respect of which Incentive Stock Options are first exercisable by any participant in the 1995 Plan during any calendar year shall not have a fair market value (determined at the date of grant) in excess of $100,000 (or such other limit as may be imposed by the Code). To the extent the fair market value of the shares for which options are designated as Incentive Stock Options that are first exercisable by any optionee during any calendar year exceed $100,000, the excess amount shall be treated as Non-Qualified Stock Options. Incentive Stock Options shall be exercisable for such period or periods, not in excess of ten years after the date of grant, as shall be determined by the Committee.

     Non-Qualified Stock Options. Non-Qualified Stock Options may be granted for such number of shares of Common Stock and will be exercisable for such period or periods as the Committee shall determine.

     Options to Non-Employee Directors. The 1995 Plan also provides for the grant of Options to non-employee directors of the Company who do not own more than a 1% interest in the outstanding Common Stock of the Company, without any action on the part of the Board or the Committee, only upon the terms and conditions set forth in the 1995 Plan. Each non-employee director shall automatically receive Non-Qualified Options to acquire 5,000 shares of Common Stock upon appointment, and shall receive Options to acquire an additional 2,000 shares of Common Stock for each additional year that the non-employee director continues to serve on the Board of Directors. Each Option shall become exercisable as to 50% of the shares of Common Stock subject to the Option on the first anniversary date of the grant and 50% on the second anniversary date of the grant, and will expire on the earlier of ten years from the date the Option was granted, upon expiration of the 1995 Plan or three months after the optionee ceases to be a director of the Company. The exercise price of such Options shall be equal to 100% of the fair market value of the Common Stock subject to the Option on the date on which such Options are granted. Each Option shall be subject to the other provisions of the 1995 Plan.

     Option Exercise Prices. The exercise price of any Option granted under the 1995 Plan shall be at least 100% of the fair market value of the Common Stock on the date of grant, except that the exercise price of any Option granted to any participant in the 1995 Plan who owns in excess of 10% of the outstanding voting stock of the Company shall be 110% of the fair market value of the Common Stock on the date of grant. Fair market value per share of Common Stock shall be determined as the closing price per share on the last trading day if the Common Stock is listed on an established stock exchange, or as the average of the closing bid and asked prices per share if the Common Stock is quoted by the Nasdaq National Market, or as the amount determined in good faith by the Committee if the Common Stock is neither listed for trading on an exchange or quoted by the Nasdaq National Market.

     Exercise of Options. No Option may be exercised, except as provided below, unless the holder thereof remains in the continuous employ or service of the Company. Options shall be exercisable upon the payment in full of the applicable option exercise price in cash or, if approved by the Committee, by instruction to a broker directing the broker to sell the Common Stock for which such Option is exercised and remit to the Company the aggregate exercise price of the Option or, in the discretion of the Plan Administrator, upon such terms as the Committee shall approve, in shares of the Common Stock then owned by the optionee (at the fair market value thereof at exercise date).

     Grant of Options. In addition to the Options for 14,000 shares of Common Stock granted to the Company's two non-employee directors who do not own more than 1% of the outstanding Common Stock, the Company has granted a total of 1,605,400 options to certain executive officers and employees of the Company, at exercise prices ranging from $2.50 to $6.60 per share. Certain options for an aggregate of 178,500 shares granted in August and October of 1996 at exercise prices of $9.00 and $8.50 per share were replaced on January 22, 1997 with the same number of options at an exercise price of $4.50 per share. Options granted to Guy and Jason Starkman are exercisable at 110% of the fair market value of the stock on the date of grant of such options, and options to all other officers and employees are exercisable at 100% of such price. All Incentive Stock Options granted by the Company to date will be exercisable in three equal annual installments, beginning one year from the date of grant.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company, its controlling beneficial shareholders, Isaac Starkman and Kenneth J. Abdalla, and certain other officers and directors of the Company have engaged in numerous transactions as described below.

     Agreements with Kenneth J. Abdalla and Affiliates. On August 22, 1996, the Company entered an agreement with Waterton Management, LLC ("Waterton"), of which Kenneth J. Abdalla is managing director. Although Mr. Abdalla was not at that time affiliated with the Company, he became a director of the Company in December 1996, and was appointed Interim President of the Company as of March 27, 1997. Under its agreement with Waterton, the Company granted Waterton an option to purchase a maximum of 19,000 Series A Preferred Shares of the Company at a purchase price of $1,000 per share and warrants exercisable at $1.00 for a maximum of 205,833 shares of Common Stock. On August 30, 1996, the Company completed the sale of 6,000 Series A Preferred Shares and a warrant for 65,000 shares to Yucaipa Waterton Deli Investors, LLC ("Yucaipa"). On November 8, 1996, the Company completed the sale of an additional 6,000 Series A Preferred Shares and a warrant for 65,000 shares to Jerry's Investors, LLC ("JILLC"). On December 11, 1996, Yucaipa converted 2,000 shares of Series A Preferred Shares into 516,812 shares of Common Stock. On January 14, 1997, Yucaipa and JILLC converted all of the 10,000 outstanding Series A Preferred Shares into Series B Preferred Shares, which were substantially identical to the Series A Preferred Shares except for a right to vote the Series B Preferred Shares. On March 6, 1997, Yucaipa exercised its warrant to purchase 65,000 shares of Common Stock. On March 27, 1997, Yucaipa and JILLC converted all of the 10,000 outstanding Series B Preferred Shares into 3,139,593 shares of Common Stock.

     Concurrently with the conversion of Series B Preferred Shares, the Company entered into a consulting agreement with Mr. Abdalla to act as the Company's Interim President and to provide advice and consultation, with the assistance of Waterton, with respect to sites to be leased or purchased or other assets or entities to be acquired by the Company through December 31, 1998. The Company agreed to pay Waterton a fee of $600,000 and to issue 200,000 shares of Common Stock to Mr. Abdalla for their services under the agreement.

     Leases. The Company has entered into leases in Westwood (including a restaurant site and eight adjacent parking spaces) and West Hollywood (two parking lots) with The Starkman Family Partnership, an entity controlled by Isaac Starkman, the controlling beneficial shareholder of the Company. There is no assurance that these leases are as favorable to the Company as if they had been negotiated at arm's length. The leases were not negotiated at arm's length, and Mr. Starkman had a conflict of interest in negotiating these transactions. The extensions on these leases are to be at agreed upon rates. There is no assurance that any negotiated rates for extensions will be on the same terms as would have been available from an unaffiliated landlord, although all extensions will be submitted for approval by the independent directors of the Company and reviewed by an independent national or regional real estate evaluation firm or commercial leasing firm which must determine, in a written opinion, that the terms of the leases are at least as favorable as the Company could obtain from an unaffiliated third party. The Company had been paying a base rent to The Starkman Family Partnership of $16,000 per month on one portion of the Westwood site since July 1, 1993. From August 24, 1995, when The Starkman Family Partnership acquired the adjacent building which was combined with an existing site, until October 1, 1995, the Company paid a total of $31,000 per month for the combined Westwood sites. From October 1 through October 20, two-thirds of the rent payable at $50,000 per month was paid. Effective October 20, 1995, The Starkman Family Partnership agreed to roll back the rent to $35,000 per month. After the opening of the Westwood Restaurant in June 1996, the terms of the lease provide for rental payments equal to the higher of $35,000 or 8% of gross revenues of the restaurant. The total rent paid by the Company for the Westwood properties in 1997 was approximately $461,000. The Starkman Family Partnership has granted the Company a two-year option to purchase both Westwood properties at the then current fair market value and a seven-year right of first refusal on all proposed sales of either or both properties.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1997, the Board of Directors of the Company determined compensation for the executive officers of the Company. Messrs. Isaac Starkman, Guy Starkman and Jason Starkman were executive officers and were on the Board of Directors in 1995 when the Employment Agreements between the Company and each of them were approved. The Board of Directors serves the function of a Compensation Committee for the Company.

         JOINT REPORT OF BOARD OF DIRECTORS AND STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Board of Directors and Stock Option Committee of the Board of Directors make this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the performance graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

     The Board of Directors of the Company serves the function of a Compensation Committee. The Board will review the performance of the executive officers of the Company, and review the compensation programs for other key employees, including salary and cash bonus levels. The Stock Option Committee of the Board of Directors, consisting of Paul Gray and Stanley Schneider, reviews, authorizes and awards stock option grants pursuant to the 1995 Plan.

COMPENSATION POLICIES AND PHILOSOPHY

     The Company's executive compensation policies are designed to attract, retain and reward executive officers who contribute to the Company's success, to provide economic incentives for executive officers to achieve the Company's business objectives by linking the executive officers' compensation to the performance of the Company, to strengthen the relationship between executive pay and shareholder value and to reward individual performance. The Company uses a combination of base salary, cash bonuses and stock options to achieve these objectives.

     The Board of Directors considers a number of factors which will include the level and types of compensation paid to executive officers in similar positions by comparable companies. In addition, the Board evaluates corporate performance by looking at factors such as performance relative to competitors, performance relative to business conditions and the success of the Company in meeting its financial objectives. The Board also reviews the performance of each executive officer, including a review of his or her ability to meet individual performance objectives, demonstration of job knowledge and skills and the ability to work with others toward the achievement of the Company's goals.

COMPONENTS OF COMPENSATION

     Executive officer salaries are established in relation to a range of salaries for comparable positions in companies of comparable size and complexity. The Company seeks to pay salaries to executive officers that are commensurate with the qualifications, duties and responsibilities and that are competitive in the marketplace. In making its annual salary recommendations, the Board reviews the Company's financial position and performance, the contribution of the individual executive officers during the prior fiscal year in helping to meet the Company's financial and business objectives as well as the executive officers' performance of their individual responsibilities.

     Executive officer cash bonuses are used to provide executive officers with financial incentives to meet annual performance targets of the Company. Performance targets and bonus recommendations for executives other than the Chief Executive Officer will be proposed by the Chief Executive Officer, reviewed and, when appropriate, will be revised and approved by the Board.

     The Board believes that equity ownership by executive officers provides incentive to build shareholder value and align the interests of executive officers with the interests of shareholders. Upon hiring executive officers, the Stock Option Committee of the Board will typically recommend stock option grants to the officers under the 1995 Plan, subject to applicable vesting periods. Thereafter, the Stock Option Committee will consider awarding additional grants, usually on an annual basis, under the 1995 Plan. The Stock Option Committee believes that these additional annual grants will provide incentives for executive officers to remain with the Company. Options will be granted at the current market price of the Company's Common Stock and, consequently, will have value only if the price of the Company's Common Stock increases over the exercise price. The size of the initial grant will usually be determined based upon prior grants to executive officers. In determining the size of the periodic grants the Stock Option Committee will consider prior option grants to the executive officer, the executive's performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year.

COMPENSATION OF THE PRINCIPAL EXECUTIVE OFFICERS

     The Board of Directors reviews the performance of the chief executive officer of the Company, as well as other executive officers of the Company, annually. In 1995, the Company entered into employment agreements with Isaac Starkman, the Chief Executive Officer of the Company, which provides an annual base salary of $390,000 with an annual bonus based on the performance of the Company, and with each of Guy and Jason Starkman, Vice-Presidents of the Company who also serve, respectively, as Director of Operations and Management Information Systems Director, which provided for an annual base salary of $125,000 and $90,000, respectively, with an annual bonus based on the performance of the Company; provided that the total salary payable to either Guy or Jason Starkman in any year shall not exceed $250,000. Effective July 1, 1997, the employment agreements for each of Isaac Starkman, Jason Starkman and Guy Starkman were amended and extended. The terms of the amended agreement reduced the base salaries, effective October 1, 1997, to an annual base salary of $335,000 for Isaac Starkman, $112,500 for Guy Starkman, and $81,000 for Jason Starkman. In addition, the formula for calculating the performance incentive bonus for each was changed to be calculated as a percentage of net after-tax profits, determined in accordance with generally accepted accounting principles. Furthermore, effective July 1, 1997, the performance incentive bonus was limited to only the two top executive officers of the Company. For the year ended December 31, 1997, Mr. Isaac Starkman was entitled to receive a bonus of $174,379 under the terms of his employment agreement, $98,427 of which was paid and $75,952 of which was waived by him. Mr. Guy Starkman was entitled to a bonus of $49,096, of which $24,752 was paid and $24,344 was waived by him. Mr. Jason Starkman was entitled to a bonus of $32,549, of which $15,022 was paid and $17,527 was waived. See "Executive Compensation and Other Matters -- Executive Compensation -- Employment Agreements."

OPTION REPRICING

     In January 1997, the Stock Option Committee determined that it was in the best interests of the Company to reprice certain stock options granted in August and October 1996 at exercise prices of $9.00 to

$9.90 per share. The new exercise price was set at $4.50 per share, the fair market value of the Company's Common Stock on January 22, 1997, the grant date of the options, for certain employees and officers of the Company, and $4.95 per share for certain officers of the Company. See "Option Repricing During Fiscal 1997" above for further information. It was the view of the Stock Option Committee that stock options with exercise prices above the current market price of the Company's Common Stock provided little, if any, equity incentive to the optionees, and that repricing the options would provide greater motivation for employees whose options were repriced. In making this decision, the Stock Option Committee also considered the fairness of such a determination in relation to other shareholders, and concluded that the shareholders' long-term best interests were served by the motivation of optionees provided by the option repricing.

                                          Respectfully submitted,

                                          Board of Directors:
                                          Isaac Starkman
                                          Guy Starkman
                                          Jason Starkman
                                          Paul Gray
                                          Stanley Schneider
                                          Kenneth Abdalla

                                          Stock Option Committee:
                                          Paul Gray
                                          Stanley Schneider

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Stock Market US Index and the S&P Restaurants Index for the period commencing on October 25, 1995 (the date trading of the Company's Common Stock commenced on the Nasdaq National Market) and ending on December 31, 1997. The data set forth below assumes the value of an investment in the Company's Common Stock and each Index was $100 on October 25, 1995.

                          COMPARISON OF TOTAL RETURN*
         SINCE THE INITIAL PUBLIC OFFERING OF JERRY'S FAMOUS DELI, INC.

                                      LOGO

* In calculating cumulative total shareholder return, reinvestment of dividends, if any, was assumed.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     Action is to be taken by the shareholders at the Annual Meeting with respect to the ratification of Coopers & Lybrand L.L.P. ("Coopers") as independent accountants for the Company for the fiscal year ending December 31, 1998. Coopers does not have and has not had at any time any direct or indirect financial interest in the Company or any of its subsidiaries and does not have and has not had at any time any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Neither the Company nor any officer or director of the Company has or has had any interest in Coopers.

     The Board of Directors of the Company and its Audit Committee have approved Coopers as its independent accountants. Prior thereto, they have questioned partners of that firm about its methods of operation and have received assurances that any litigation or other matters involving it do not affect its ability to perform as the Company's independent accountants.

     Representatives of Coopers will be present at the Annual Meeting, will have an opportunity to make statements if they so desire, and will be available to respond to appropriate questions.

     Notwithstanding the ratification by shareholders of the appointment of Coopers, the Board of Directors or the Audit Committee may, if the circumstances dictate, appoint other independent accountants.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

     Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes all filings were made on a timely basis.

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     In order for a shareholder proposal to be included in the Board of Directors' Proxy Statement for the next annual meeting of shareholders, such proposal must be received at 12711 Ventura Boulevard, Suite 400, Studio City, California 91604, Attention: Corporate Secretary, no later than the close of business on December 28, 1998.

                                 ANNUAL REPORT

     The Company's Annual Report to Shareholders containing its financial statements for the fiscal year ended December 31, 1997, has been mailed concurrently herewith. The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. Any shareholder who does not receive a copy of such Annual Report to Shareholders may obtain one by writing to the Company.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

              REPORT FILED WITH SECURITIES AND EXCHANGE COMMISSION

     ANY BENEFICIAL OWNER OF SECURITIES OF THE COMPANY WHOSE PROXY IS HEREBY SOLICITED MAY REQUEST AND RECEIVE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS THERETO, BUT EXCLUDING EXHIBITS AND SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUEST SHOULD BE ADDRESSED TO: JERRY'S FAMOUS DELI, INC., 12711 VENTURA BOULEVARD, SUITE 400, STUDIO CITY, CALIFORNIA 91604, ATTENTION: CORPORATE SECRETARY.

                                          By Order of the Board of Directors

                                          ISAAC STARKMAN
                                          Chief Executive Officer and
                                          Chairman of the Board

Studio City, California
April 30, 1998

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                           JERRY'S FAMOUS DELI, INC.
                       12711 VENTURA BOULEVARD, SUITE 400
                         STUDIO CITY, CALIFORNIA 91604

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 27, 1998

    The undersigned hereby appoints Isaac Starkman and Guy Starkman as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent at the Annual Meeting of Shareholders of Jerry's Famous Deli, Inc. to be held at 10:00 A.M. Pacific Daylight Savings Time, on May 27, 1998, at Jerry's Famous Deli, Inc., 10923-10925 Weyburn Avenue, Westwood, California 90024 and at any adjournment thereof and to vote all shares of common stock which the undersigned may be entitled to vote at such meeting as follows:

    (1) [ ] FOR all nominees listed below (except as marked to the contrary below)

       [ ] WITHHOLDING AUTHORITY to vote for all nominees listed below

            Isaac Starkman, Guy Starkman, Jason Starkman, Paul Gray,
                    Stanley Schneider, and Kenneth Abdalla.

  (Instructions: To withhold authority for any individual nominee, strike the nominee's name listed above.)

    (2) To ratify the appointment of Coopers & Lybrand L.L.P., as independent accountants.

          [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

    (3) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

                 (Continued and to be Signed on the Other Side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1 AND 2.

Dated:
------------------------, 1998                         -------------------------

                                                       -------------------------
                                                       Signature of Shareholder

                                                       -------------------------
                                                       Signature(s) if held
                                                       jointly

                                                       This proxy should be
                                                       signed exactly as your
                                                       name appears hereon.
                                                       Joint owners should both
                                                       sign. If signed by
                                                       executors,
                                                       administrators, trustees
                                                       and other persons signing
                                                       in representative
                                                       capacity, they should
                                                       give full titles.

 Please read, complete, date and sign this proxy and return it in the enclosed envelope.